                                                                     EXHIBIT 3.1
                          CERTIFICATE OF INCORPORATION

                                       OF

                           U.S. TELNET HOLDINGS, INC.

        U.S. TELNET HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        FIRST: The name of the corporation is U.S. TELNET HOLDINGS, INC.

        SECOND: The address of the registered office of the corporation (the "Corporation") in the State of Delaware is 32 Loockerman Square, Suite L100, Dover, County of Kent, Delaware 19904. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

        FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Forty-Five Million (45,000,000) shares of stock, of which Fifteen Million (15,000,000) shares shall be Preferred Stock, par value $.01 per share ("Preferred Stock"), and Thirty Million (30,000,000) shares shall be Common Stock, par value $.01 per share ("Common Stock").

        No holder of stock of the Corporation shall be entitled as such to any preemptive right to subscribe for, purchase or receive (i) any shares of stock of the Corporation at any time held in its treasury, or (ii) unissued shares of stock of the Corporation, whether authorized at present or hereafter authorized, or (iii) any issue of notes, bonds or debentures, whether or not convertible into any class of stock of the Corporation, or (iv) any issue of warrants, options or rights to subscribe for shares of any class of stock of the Corporation.

        The powers, designations, preferences, qualifications, limitations, and relative rights of the shares of each class are as follows:

Subdivision A. Preferred Stock.

        The Preferred Stock shall be issued from time to time in one or more series with such distinctive serial designations and (a) may have such voting powers, full or limited, or may be without voting powers, (b) may be subject to redemption at such time or times and at such prices, (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, (d) may have such rights upon the dissolution of, or upon any of the assets of, the Corporation, (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments, and (f) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors of the Corporation pursuant to authority to do so which is hereby vested in the Board.

Subdivision B. Common Stock.

        1. Dividends and Liquidation. Subject to those rights expressly granted to the holders of Preferred Stock, the holders of Common Stock shall have (a) the right to receive dividends, when and as declared by the Board of Directors of the Corporation out of the assets of the Corporation available for the payment of dividends under the laws of the State of Delaware, and (b) upon any liquidation (complete or partial), dissolution or winding up of the Corporation, whether voluntary or involuntary, the right to receive ratably all assets of the Corporation remaining after the payment to the holders of Preferred Stock of any amount which such holders are entitled to receive in preference to the holders of Common Stock upon such liquidation, dissolution or winding up of the Corporation, as provided in any Certificate of Designations, Powers, Preferences and Rights of the Preferred Stock adopted by the Board of Directors, and subject to any right the Preferred Stock may have to participate in the distribution of such assets as provided in any Certificate of Designations, Powers, Preferences and Rights of the Preferred Stock.

        2. Voting. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the stockholders of the Corporation, on all propositions before such meetings.

        FIFTH: The name and address of the Incorporator is as follows:

               Name                              Address
               ----                              -------
               Michael B. Fischer             Rudnick & Wolfe
                                              203 N. LaSalle St., Suite 1800
                                              Chicago, Illinois  60601

        SIXTH: The number of directors of the Corporation which shall constitute the entire Board shall initially be sixteen (16), but such number may be changed from time to time to a number not less than five (5) nor more than sixteen (16) by resolution adopted by a majority of the entire Board; provided, however, that the number of directors constituting the entire Board shall not be decreased by the Board of Directors below the number then in office unless such decrease shall become effective at any annual meeting of stockholders to the extent terms of office are then expiring. As used in this Article SIXTH, "entire Board" means the total number of directors which the Corporation would have if there were no vacancies. Any director or directors may be removed from office only for cause and only by the vote of eighty percent (80%) of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on the Board of Directors that results for any reason, including an increase in the number of directors, may be filled by the affirmative vote of a majority of the directors then in office.

        SEVENTH: Any of the following actions must be approved by the holders of two-thirds of the outstanding shares of stock entitled to vote thereon:

                (a) a plan of merger in which the Corporation merges into another corporation or in which one or more corporations (other than solvent corporations at least 90% of the outstanding share of each class of which are owned by the Corporation) merge into the Corporation, or a plan of consolidation with one or more corporations or a plan of mandatory share exchange with another corporation;

                (b) a sale, lease, exchange or other disposition of all, or substantially all, of the Corporation's property and assets, with or without goodwill, if not made in the usual and regular course of the Corporation's business; and

                (c)     the voluntary dissolution of the Corporation.

        EIGHTH: The following provisions are inserted for management of the business and conduct of the affairs of the Corporation and to define and regulate the powers of the corporation, the directors and the stockholders:

                (a) Election of directors need not be by written ballot unless the by-laws so provide.

                (b) The Board of Directors of the Corporation shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the corporation; to fix and vary the amount of capital stock or cash to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                (c) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

                (d) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate and to any by-laws from time to time made by the stockholders; provided however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

        NINTH: The Corporation shall to the full extent provided by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

        TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

        ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any of the provisions contained in its certificate of incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation; provided, that the affirmative vote of the holders of record of outstanding shares representing at least two-thirds (2/3rds) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally, voting together as a single class, shall be required to amend, alter, change or repeal any provision of, or to adopt any provision or provisions inconsistent with Articles SIXTH and SEVENTH of this Certificate of Incorporation.

        TWELFTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article TWELFTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit. No amendment to or repeal of this Article of TWELFTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director and occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal.


DATED:  August 2, 1995


                                        ----------------------------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           U.S. TELNET HOLDINGS, INC.

--------------------------------------------------------------------------------

                     Pursuant to Section 241 of the General
                    Corporation Law of the State of Delaware

--------------------------------------------------------------------------------


        THE UNDERSIGNED, being the Chairman of the Board of Directors of U.S. TELNET HOLDINGS, INC., a Delaware corporation, does hereby certify as follows:

        FIRST: That the Certificate of Incorporation has been amended by striking out Article FIRST as it now exists and inserting in lieu thereof the following:

                FIRST: The name of the corporation is USTN HOLDINGS, INC.

        SECOND: That the corporation has not received any payment for any of its stock and that this amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware by resolutions of the board of directors.

        IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of September, 1995.


                                        ----------------------------------------
                                        Michael B. Fischer, Assistant Secretary

                           CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                ($.01 PAR VALUE)
                                       OF
                               USTN HOLDINGS, NC.

--------------------------------------------------------------------------------

        Pursuant to Section 151 of the Delaware General Corporation Law

--------------------------------------------------------------------------------

DESIGNATION

The designation of the series of Preferred Stock created by this Resolution shall be the "Series A Convertible Preferred Stock" (hereinafter called this "Series") and the number of shares constituting this Series is Four Thousand Four Hundred and Sixteen (4,416).

DIVIDENDS

Dividends shall be declared, set aside and paid on this Series only upon resolution of the Board of Directors of the Corporation; provided that no dividends may be declared, set, made or paid on this Series unless dividends are declared, set aside or paid simultaneously to holders of the common stock of the Corporation.

LIQUIDATION PREFERENCE

In the event of voluntary or involuntary liquidation, dissolution, or winding-up of the affairs of the Corporation, whether complete or partial, the holders of the shares of this Series shall be entitled to and shall receive total cash payments equal to One Thousand Dollars ($1,000.00) per share (the "Liquidation Preference Amount") out of the assets of the Corporation available for distribution to its stockholders, but before any payment or distribution is made to holders of the shares of the common stock or of any other series of preferred stock of the Corporation. If upon the occurrence of such event the assets and property to be distributed among the holders of this Series, shall be insufficient to permit the payment to such holders of this Series of the full Liquidation Preference Amount, then the entire remaining assets and property of the Corporation legally available for distribution shall be distributed ratably among the holders of this Series.

VOTING RIGHTS

The holders of shares of this Series shall be entitled to one hundred (100) votes per share with respect to all matters submitted to the Corporation's shareholders for decision, and will be entitled to vote separately as a Series with respect to the approval of the sale, lease, exchange or other disposition of all or substantially all of the Corporation's property and assets, or the merger or consolidation of the Corporation with or into any other corporation or entity, if such approval is required by law.

CONVERSION

(a) Each share of this Series shall be convertible into 85.12 shares of the common stock, $.01 par value, of the Corporation (the "Conversion Amount"), at the option of the holder thereof at any time that the holder elects to convert the Corporation's 7.5 % Convertible Subordinated Debenture due August 15, 2001 (the "Debenture") issued as a unit with such share.

(b) Each share of this Series shall be convertible, at the option of the Corporation, into the Conversion Amount, at any time that the Debenture issued as a unit with such share is converted into shares of common stock, $.0l par value, of the Corporation.

(c) In the event the corporation shall at any time subdivide the outstanding shares of common stock, or shall issue a stock dividend on its outstanding common stock, the Conversion Amount shall be proportionately increased, and in case the Corporation shall at any time combine the outstanding shares of common stock, the Conversion Amount in effect immediately prior to such combination shall be proportionately decreased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be. In the event the Corporation merges or otherwise reorganizes or consolidates with any other corporation or corporations, the holder of any share of this Series shall have the right to receive from any surviving corporation preferred stock with the same or substantially identical rights, privileges and preferences as the shares of this Series; provided, however, that an aggregate of two-thirds of the holders of this Series may elect not to receive such preferred stock from the surviving corporation, in which case no holders of this Series shall be entitled to receive such preferred stock.

(d) The holder of any share of this Series may exercise the conversion rights as to such share by delivering to the Corporation during regular business hours, at the principal office of the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by the Corporation), and accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effective on the date when such delivery is made, and such date is referred to herein as the Conversion Date. As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at such office, a certificate or certificates for the number of shares of common stock to which such holder is entitled. The holder shall be deemed to have become a shareholder of common stock of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a shareholder of common stock of record on the next succeeding date on which the transfer books are open.

(e) In the event the Corporation elects to exercise its right to convert any shares of this Series pursuant to paragraph (b) above, the Corporation shall notify the holder of such shares of the Corporation's election to convert and the number of shares to be converted. Upon receipt of such notice the holder shall deliver to the Corporation during regular business hours, at the principal office of the Corporation, their certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by the Corporation). As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of shares of common stock to which such holder is entitled. The shares of this Series shall be deemed converted as of the mailing of the notice of conversion; however, such holder shall not be deemed to have become a shareholder of common stock of record until his certificate or certificates for the shares to be converted have been delivered to the Corporation. The holder shall be deemed to have become a shareholder of common stock of record on such delivery date unless the transfer books of the Corporation are closed on that date; in which event such holder shall be deemed to have become a shareholder of common stock of record on the next succeeding date on which the transfer books are open.

(f) The Corporation shall at all times reserve and keep available, out of its authorized but unissued common stock, solely for the purpose of effecting the conversion of the shares of this Series, the full number of shares of common stock deliverable upon the conversion of all shares of this series from time to time outstanding.

(g) All shares of common stock which may be issued upon conversion of the shares of this Series will upon issuance by the Corporation be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

TRANSFER

        A holder may transfer shares of the Series only as a unit with the Debentures issued in connection with such shares.

        IN WITNESS WHEREOF, USTN Holdings, Inc. has caused this Certificate to be signed this 9th day of October, 1995.



                                        USTN HOLDINGS, INC.

                                        By:
                                           -------------------------------------
                                        Its:
                                           -------------------------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               USTN HOLDINGS, INC.


--------------------------------------------------------------------------------

                     Pursuant to Section 241 of the General
                    Corporation Law of the State of Delaware

--------------------------------------------------------------------------------

        THE UNDERSIGNED, being the Chairman of the Board of Directors of USTN HOLDINGS, INC., a Delaware corporation, does hereby certify as follows:

        FIRST: That the Certificate of Incorporation has been amended by striking out the first paragraph of Article FOURTH as it now exists and inserting in lieu thereof the following:

                The total number of shares of stock which the Corporation shall have authority to issue is Twelve Million One Hundred Thousand (12,100,000) shares of stock, of which One Hundred Thousand (100,000) shares shall be Preferred Stock, par value $.01 per share ("Preferred Stock"), and Twelve Million (12,000,000) shares shall be Common Stock, par value $.01 per share ("Common Stock").

        SECOND: That the corporation has not received any payment for any of its stock and that this amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware by resolutions of the board of directors.

        IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of January, 1996.


                                        ----------------------------------------
                                        Greg Wilkinson, Chairman of the Board

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

USTN HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of USTN HOLDINGS, INC., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said article shall be and read as follows:

The name of the Corporation is ILLUMINET HOLDINGS, INC.

SECOND: That thereafter, pursuant to resolution of Its Board of Directors, a special meeting of the stockholders of said corporation was duly called and help upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said shareholders of USTN HOLDINGS, INC. has caused this certificate to be signed by Roger H. Moore, an Authorized Officer, this 1st day of May, 1997.


                                        BY:
                                           -------------------------------------

                       TITLE OF OFFICER:
                                        ----------------------------------------



    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/09/1997
   971152906-2530006

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            ILLUMINET HOLDINGS, INC.

                THE UNDERSIGNED, being the Secretary of ILLUMINET HOLDINGS, INC., a Delaware corporation, does hereby certify as follows:

                FIRST: That at a meeting of the Board of Directors of Illuminet Holdings, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and setting forth the proposal at the annual meeting of the stockholders of the corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                        RESOLVED, that the Certificate of Incorporation of this
                corporation be amended by striking out the first paragraph of Article FOURTH as it now exists and inserting in lieu thereof the following:

                        "The total number of shares of stock which the
                Corporation shall have authority to issue is Twenty-Five Million One Hundred Thousand (25,100,000) shares of stock, of which One Hundred Thousand (100,000) shares shall be Preferred Stock, par value $.01 per share ("Preferred Stock"), and Twenty-Five Million (25,000,000) shares shall be Common Stock, par value $.01 per share ("Common Stock")."

                SECOND: That thereafter, pursuant to a resolution of its Board of Directors, the amendment was considered at the annual meeting of the stockholders of the corporation, which was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

                THIRD: That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of July 1998.



                                        ----------------------------------------
                                        Daniel E. Weiss
                                        Secretary

                                 ACKNOWLEDGEMENT

STATE OF ___________________ )
                             ) ss.
COUNTY OF __________________ )

                On this ____ day of _____________, 1998, before me, the
undersigned, personally appeared Daniel E. Weiss, known personally to me to be the Secretary of the above named corporation, that he, as such officer, being authorized so to do on behalf of Illuminet Holdings, Inc., executed the foregoing certificate of amendment for the purposes therein contained, by signing the name of the corporation by himself as such officer.

                In witness whereof, I have hereunto set my hand and official seal.


                                        ----------------------------------------
                                        Notary Public

                                        ----------------------------------------
                                        Typed or Printed Name

                                        ----------------------------------------
                                        County of Residence

My Commission Expires:

---------------------------------

(Seal)

                           CERTIFICATE OF DESIGNATION

                                       OF

                            ILLUMINET HOLDINGS, INC.

                                    SERIES B
                            PARTICIPATING CUMULATIVE
                                PREFERENCE STOCK

                     PURSUANT TO SECTIONS 151 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

        Illuminet Holdings, Inc., a corporation organized and existing under and by virtue of The General Corporation Law of Delaware, DOES HEREBY CERTIFY:

        That at a meeting of the Board of Directors of Illuminet Holdings, Inc. (the "Corporation") the following resolution was duly adopted creating 7,000 shares of Preference Stock, par value $.01 per share, designated as Series B Participating Cumulative Preference Stock.

                RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preference Stock of the Corporation be, and it hereby is created, and the designation and amount thereof and the relative rights, preferences and limitations thereof are as follows:

        1. Designation and Number. The designation of this series is the "Series B Participating Cumulative Preference Stock" (hereinafter, this "Series"). The number of shares initially constituting this Series shall be seven thousand (7,000) shares; provided, however, that if more than a total of 7,000 shares of this Series shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement dated as of November 20, 1998, between the Corporation and UMB Bank, N.A., as Rights Agent (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 thereof, providing for the total number of shares of this Series authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

        2.      Dividends.

                a. Subject to the prior and superior rights of the holders of shares of any other series of Preference Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of this Series with respect to dividends, the holders of shares of this Series shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable on the first day of each of March, June, September and December (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of this Series, in the amount of $.01 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on this Series pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of this Series (the total of which shall not, in any event, be less than zero), and (2) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock, par value $.01, of the Corporation (the "Common Stock"). In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of this Series B dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. As used herein, the "Formula Number" shall be 1,000; provided, however, that, if at any time after November 20, 1998, the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that, if at any time after November 20, 1998, the Corporation shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

                b. The Corporation shall declare a dividend or distribution on this Series provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend

        Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on this Series shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of this Series entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

                c. Dividends shall begin to accrue and be cumulative on outstanding shares of this Series from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of this Series; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of this Series entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of this Series which are originally issued prior to the record date for the determination of holders of shares of this Series entitled to receive a quarterly dividend on the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of this Series in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                d. So long as any shares of this Series are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on this Series shall have been declared.

                e. The holders of the shares of this Series shall not be entitled to receive any dividends or other distributions except as provided herein.

        3. Liquidation Rights. In the event of the liquidation, dissolution or winding up of the Corporation ("Liquidation"), whether voluntary or involuntary, no distribution shall be made (1) to the holders of shares of stock ranking junior to this Series unless prior thereto, the holders of this Series shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $.0: per whole share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with this Series, except distributions made ratably on this Series and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

        If upon any Liquidation, the assets of the Corporation or proceeds thereof distributable among the holders of shares of this Series and of any class or series of capital stock of the Corporation ranking equally with this Series as to distribution of assets upon Liquidation shall be insufficient to pay in full the preferential amounts payable to such holders, then such assets or the proceeds thereof shall be distributed among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

        4. Voting Rights. The holders of shares of this Series shall have the following voting rights:

                a. Each holder of this Series shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of this Series held of record on each matter on which holders of the Common Stock or stockholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common stock or stockholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

                b. Except as otherwise provided herein or by applicable law, the holders of shares of this Series and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation.

                c. If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of this Series are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by one. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of this Series, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of one director of the Corporation, the holders of any Series being entitled to cast a number of votes per share of this Series equal to the Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of this Series at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of this Series shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by one. The voting rights granted by this
        Section 4(c) shall be in addition to any other voting rights granted to the holders of this Series in this Section 4.

                d. Except as provided herein, in Section 11 or by applicable law, holders of this Series shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

        5.      Restrictions on Certain Corporation Action.

                a. Whenever quarterly dividends or other dividends or distributions payable on this Series B provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of this Series outstanding shall have been paid in full, the Corporation shall not

                        i. declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to this Series;

                        ii. declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with this Series, except dividends paid ratably on this Series and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                        iii. redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with this Series; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to this Series; or

                        iv. purchase or otherwise acquire for consideration any shares of this Series, or any shares of stock ranking on a parity with this Series, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                b. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

        6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case, the then outstanding shares of this Series shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this
Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.

        7.      No Redemption; No Sinking Fund.

                a. The shares of this Series shall not be subject to redemption by the Corporation or at the option of any holder of this Series; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of this Series in the open market or by offer to any holder or holders of shares of this Series.

                b. The shares of this Series shall not be subject to or entitled to the operation of a retirement or sinking fund.

        8. Ranking. This Series shall rank junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such Series and the qualifications, limitations and restrictions thereof.

        9. Fractional Shares. This Series shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one thousandth (1/1,000th) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of this Series. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of this Series, may elect (1) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandths (1/1000ths) of a share or any integral multiple thereof or (2) to issue depository receipts evidencing such authorized fraction of a share of this Series pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of this Series.

        10. Reacquired Shares. Any shares of this Series purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preference Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of the Certificate of Incorporation.

        11. Amendment. None of the powers, preferences and relative, participating optional and other special rights of this Series as provided herein shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of this Series so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of this Series, voting as a separate class; provided, however, that no such amendment approved by the holders of at least 66-2/3% of the outstanding shares of this Series shall be deemed to apply to the powers, preferences, rights or privileges of any holder of shares of this Series originally issued upon exercise of a Right after the time of such approval without the approval of such holder.

        IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its President this 20th day of November, 1998.


                                        ILLUMINET HOLDINGS, INC.

                                        By:
                                           -------------------------------------
                                           President


Attest:


-----------------------------------
Name:
     ------------------------------
Title: Secretary


STATE OF                            )
                                    )      ss.
COUNTY OF                           )

        Before me, the undersigned Notary Public in and for said county and state, this day personally appeared and , personally known to me to be the President and Secretary, respectively, of ILLUMINET HOLDINGS, INC., and who executed the foregoing instrument as President and Secretary, respectively, of ILLUMINET HOLDINGS, INC. and being first duly sworn, acknowledged reading in full and fully understanding the foregoing, acknowledged the facts therein stated to be true and correct, and who further acknowledged the execution of the same as the voluntary act of the Corporation.

        Witness my hand and seal this 20th day of November, 1998.


                                        ----------------------------------------
                                        Notary Public


My Commission Expires:

           CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF DESIGNATION

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                ($.01 PAR VALUE)

                                       OF

                            ILLUMINET HOLDINGS, INC.

        THE UNDERSIGNED DOES HEREBY CERTIFY that the following Resolution was duly adopted by the Board of Directors and approved by the shareholders of Illuminet Holdings, Inc. (the "Corporation") pursuant to Section 242 of the General Corporation Law of the State of Delaware:

        RESOLVED, that the Certificate of Designation of Series A Convertible Preferred Stock of the Corporation filed with the Secretary of State of Delaware be amended to add the following Subsection (h) to Section 5 thereof:

        (h) Each share of this Series shall automatically be converted into the Conversion Amount upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of the Corporation to the public.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this 21st day of June , 1999.


                                        ILLUMINET HOLDINGS, INC.

                                        By:
                                           -------------------------------------
                                        Name: Roger H. Moore
                                        Title: President & CEO